EXHIBIT 10.4

PATENT LICENSE AND ROYALTY AGREEMENT

Effective as of June 16, 2008, (“Effective Date”), MARK BRUK, an individual having a place of residence at #302 - 738 Broughton Street, Vancouver, British Columbia, Canada V6G3A7 (“BRUK”), and KUNEKT CORPORATION, a Nevada corporation having a principal place of business at 112 North Curry Street, Carson City, Nevada, U.S.A. 89703-4934 (“LICENSEE”), agree as follows:

WHEREAS, BRUK is the inventor and owns all right, title and interest in and to the Invention and the Licensed Patent application, which Invention is in the field of financial account cards.

WHEREAS, BRUK desires to have the Invention perfected and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.

WHEREAS, LICENSEE desires a license under said Invention and/or Licensed Patent(s) to develop, manufacture, use, and sell the Licensed Products and Related Services in the Licensed Field of Use.

WHEREAS, BRUK is willing to grant a license under the License Patent in accordance with the terms and conditions set forth in this Agreement.

WHEREAS, LICENSEE is willing to pay to BRUK a Patent Royalty in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, terms and conditions hereinafter set forth, the parties hereby agree as follows:

1. DEFINITIONS

“Agreement” means this Patent License and Royalty Agreement.

“Invention” means the system and methods defined in the Licensed Patent.

“Licensed Field of Use” means all fields of use.

“Licensed Patent” means any Letters Patent issued upon BRUK’s United States Patent Application, “METHOD AND SYSTEM FOR PROCESSING FINANCIAL TRANSACTIONS USING MULTIPLE FINANCIAL ACCOUNTS”, Serial Number #11/809,031, filed with the United States Patent and Trademark Office on May 31, 2007; or any foreign patents corresponding thereto, and/or any divisions, continuations, or reissue thereof.

“Licensed Products and Related Services” means any product and/or service, or part thereof, in the Licensed Field of Use, the manufacture, use, offer for sale, sale, or import of which: (a) is covered by a valid claim of an issued, unexpired Licensed Patent directed to the Invention. A claim of an issued, unexpired Licensed Patent shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken; or (b) is covered by any claim being prosecuted in a pending application directed to the Invention.

“LICENSEE” means LICENSEE and its Affiliates. “Affiliate” means any person, corporation, or other business entity which controls, is controlled by, or is under common control with LICENSEE; and for this purpose, “control” of a corporation means the direct or indirect ownership of more than fifty percent (50%) of its voting stock, and “control” of any other business entity means the direct or indirect ownership of greater than a fifty percent (50%) interest in the income of such entity.

2. LICENSE GRANT

BRUK hereby grants to LICENSEE exclusive worldwide rights to the Licensed Patent, in the Licensed Field of Use, to make, have made, use, offer for sale, sell, lease, rent and export Licensed Products and Related Services for a term commencing as of Effective Date and ending on the expiration of the last to expire of the Licensed Patents.

Transfer or sublicensing of the Licensed Patent by LICENSEE is prohibited under the terms of this Agreement, except where BRUK has approved, in his sole discretion, such transfer or sublicensing by separate written agreement.

Future Expenses – All future expenses in respect of the Licensed Patent shall be paid by LICENSEE during the term of this Agreement.

Patent Maintenance Fees – All maintenance costs for issued Licensed Patents shall be paid by LICENSEE during the term of this Agreement. LICENSEE shall have the right to notify BRUK that it has no further interest in any particular patent requiring prosecution or maintenance payments, and BRUK may then elect to make the maintenance payments himself or abandon the patent.

3. COMMERCIAL APPLICATION (DILIGENCE)

LICENSEE agrees to use all reasonable efforts and diligence to proceed with the development, manufacture, and sublicensing of the Licensed Products and Related Services, and to diligently develop markets for the Licensed Products and Related Services.

4. PATENT ROYALTIES AND QUARTERLY REPORTS

Patent Royalty Amounts – As consideration for the grant of exclusive rights to the Licensed Patent, LICENSEE will pay to BRUK twenty–five (25) percent of the gross revenues derived from the use, offer for sale, sell, lease, rent and export of Licensed Products and Related Services (the “Patent Royalty”).

Annual Minimum Patent Royalty Amounts – The grant of exclusive rights to the Licensed Patent is subject to an “Annual Minimum Patent Royalty Payment” of $50,000 for the initial one (1) year period commencing upon the issuance of a United States patent in respect of BRUK’s United States Patent Application, “METHOD AND SYSTEM FOR PROCESSING FINANCIAL TRANSACTIONS USING MULTIPLE FINANCIAL ACCOUNTS”, Serial Number #11/809,031 (the “Initial Term”). The Annual Minimum Patent Royalty Payment in subsequent years shall increase by one hundred (100) percent from the previous one (1) year period. For greater certainty, the Annual Minimum Patent Royalty Payment in the 2nd year will be $100,000. LICENSEE shall, at the commencement of the Initial Term and each subsequent one (1) year renewal term (if applicable), make the Annual Minimum Patent Royalty Payment to BRUK. BRUK shall draw against the Annual Minimum Patent Royalty Payment for any and all Patent Royalties due to BRUK for the period for which the Annual Minimum Patent Royalty Payment was made.

Quarterly Patent Royalty Reports – LICENSEE agrees to provide BRUK, within thirty (30) days after the end of each calendar quarter and within ten (10) days after the expiration or termination of this Agreement, a report of the gross revenues derived from the use, offer for sale, sell, lease, rent and export of Licensed Products and Related Services, by country (if applicable) (“Quarterly Patent Royalty Reports”). LICENSEE shall commence providing BRUK such Quarterly Patent Royalty Reports within thirty (30) days following the end of the first calendar quarter in the Initial Term. The Quarterly Patent Royalty Reports will quantify the gross revenues derived from the use, offer for sale, sell, lease, rent and export of Licensed Products and Related Services, by country (if applicable), accrued during the previous quarter explaining the basis for such calculations. In the calendar quarter in which LICENSEE has exhausted the Annual Minimum Patent Royalty Payment, LICENSEE shall include with the Quarterly Patent Royalty Report payment for all Patent Royalties accrued for the immediately preceding quarter that are in excess of the Annual Minimum Patent Royalty Payment. Unless otherwise instructed by BRUK, these payments will be made by check directly to BRUK at the address set out in Section 8.

Auditable Records – LICENSEE shall keep true, accurate and consistent records containing regular entries relating to the gross revenues derived from the use, offer for sale, sell, lease, rent and export of Licensed Products and Related Services, by country (if applicable). These records shall be available for examination during normal business hours by accountants representing BRUK, who shall be entitled to perform an audit and to make copies and extracts and to receive any explanations that may reasonably be requested. BRUK is responsible for payment of the accountant’s fee, except that LICENSEE shall be responsible for such fees in the event an examination discloses a discrepancy in BRUK’s favor of more than five (5) percent of the payment of total fees due under this Agreement.

5. NEGATION OF WARRANTIES

Nothing in this Agreement is or shall be construed as:

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A warranty or representation by BRUK as to the validity or scope of any Licensed Patent;

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A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement, is or will be free from infringement of patents, copyrights, and other rights of third parties;

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An obligation to bring or prosecute actions or suits against third parties for infringement;

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Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of BRUK or other persons other than Licensed Patents, regardless of whether such patents or other rights are dominant or subordinate to any Licensed Patent; or

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An obligation to furnish any technology or technological information other than the Licensed Patent.

Except as expressly set forth in this Agreement, BRUK MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCTS AND/OR RELATED SERVICES WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

6. INDEMNITY

LICENSEE agrees to indemnify, hold harmless, and defend BRUK against any and all claims for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition of the Invention, the Licensed Patent, or the Licensed Product and Related Services by LICENSEE.

NEITHER PARTY SHALL BE LIABLE TO THE OTHER, ITS CUSTOMERS, THE USERS OF ANY LICENSED PRODUCTS AND RELATED SERVICES, OR ANY THIRD PARTIES FOR ANY DIRECT, CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR SPECIAL DAMAGES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY DAMAGE OR INJURY TO BUSINESS EARNINGS, PROFITS OR GOODWILL SUFFERED BY ANY PERSON ARISING FROM ANY USE OF THE LICENSED PATENTS, LICENSED PRODUCTS AND RELATED SERVICES, REGARDLESS OF WHETHER SUCH LIABILITY IS BASED ON BREACH OF CONTRACT, TORT, STRICT LIABILITY, BREACH OF WARRANTIES, INFRINGEMENT OF INTELLECTUAL PROPERTY, FAILURE OF ESSENTIAL PURPOSE OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7. TERMINATION

LICENSEE may terminate this Agreement by giving BRUK notice in writing at least thirty (30) days in advance of the Effective Date of termination selected by LICENSEE.

BRUK may terminate this Agreement immediately in the event LICENSEE is in breach of Sections 2 or 4, specifically in respect of the payment of the Annual Minimum Patent Royalty Payment, any Patent Royalties or other expenses in respect of the Licensed Patent.

BRUK may terminate this Agreement effective upon written notice to LICENSEE in the event LICENSEE materially breaches this Agreement and such breach remains uncured for thirty (30) days following written notice of such breach, unless such breach is incurable in which event termination shall be immediate upon receipt of written notice.

BRUK may terminate this Agreement by written notice if LICENSEE: (a) becomes insolvent; (b) files a petition, or has a petition filed against it, under any laws relating to insolvency, and the related insolvency proceedings are not dismissed within sixty (60) days after the filing of such petition; (c) enters into any voluntary arrangement for the benefit of its creditors; (d) appoints, or has appointed on its behalf, a receiver, liquidator or trustee of any of such party's property or assets; or (e) ceases to carry on business in the ordinary course.

The effect of termination or expiration of this Agreement is that the license granted under Section 2 shall revert back to BRUK.

Surviving any termination or expiration are any cause of action or claim of LICENSEE or BRUK, accrued or to accrue, because of any breach or default by the other party; and the provisions of Sections 4, 5 and 6; and any other provisions that by their nature are intended to survive.

8. MISCELLANEOUS

Marking – Prior to the issuance of patents on the Invention, LICENSEE agrees, when practical and consistent with LICENSEE’s practices, to mark the Licensed Products and Related Services (or their containers or labels) made, sold, or otherwise disposed of by it under the license granted in this Agreement with the words “Patent Pending”, and following the issuance of one or more patents, with the numbers of the Licensed Patent.

Names and Marks – Each party agrees not to identify the other party in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof, without the other party's prior written consent. Either party may disclose the existence of this Agreement.

Infringement by Others: Protection of Patents – LICENSEE shall promptly inform BRUK of any suspected infringement of any Licensed Patent by a third party.

Sublicense – LICENSEE may not grant sublicenses.

Assignment – LICENSEE may not assign this Agreement.

Dispute Resolution – The parties hereto agree to resolve any dispute or disagreements, excluding any dispute relating to patent validity or infringement, which may arise during the course of this Agreement as follows:

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First, BRUK and LICENSEE’s senior management will meet to attempt in good faith to resolve such dispute or disagreement;

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If no resolution is reached, either party may request a one-day meeting with a mediator;

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If no resolution is reached by mediation, such dispute or disagreement will be submitted for binding arbitration pursuant to the rules of the Arbitration and Mediation Institute of Canada Inc.

Notices – Notices will be given by (a) certified mail (b) fax, (c) courier service, or (d) electronic mail (e-mail). Certified mail or courier service notice is effective on the earlier of 5 days from being deposited for delivery or the date on the mail or courier receipt. Fax and e-mail notice are effective when the sender receives confirmation that the fax was sent or the e-mail received. A party will send notice to the following mail or e-mail address or another address about which the party gives thirty (30) days prior written notice:

TO BRUK:

Attention: Mark Bruk

#302 - 738 Broughton Street

Vancouver, British Columbia

Canada V6G3A7

Fax: 435.921.3672

Email: mark@bruk.com

TO LICENSE:

Attention: Kunekt Corporation

112 North Curry Street

Carson City, Nevada

U.S.A. 89703-4934

Fax: 866.386.6365

Email: legal@kunekt.com

Scope of Agreement – This Agreement constitutes the entire Agreement between the parties pertaining to the subject matter hereof. No representative of BRUK or LICENSEE has been authorized to make any representation, warranty, or promise not contained herein.

Applicable Law – This Agreement shall be governed by the laws of the Province of British Columbia applicable to agreements negotiated, executed and performed wholly within British Columbia.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

BRUK

Signed: /s/ MARK BRUK

Name: Mark Bruk

Date: June 16, 2008

LICENSEE

Signed: /s/ MARK BRUK

Name: Mark Bruk

Title: President

Date: June 16, 2008